Exhibit 99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Volatility Shares Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Volatility Shares Trust for the period ended February 29, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Volatility Shares Trust for the stated period.

/s/ Justin Young	/s/ Chang Kim
Justin Young	Chang Kim
Principal Executive Officer	Principal Financial Officer
Dated: May 7, 2024	Dated: May 7, 2024

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Volatility Shares Trust for purposes of Section 18 of the Securities Exchange Act of 1934.